Exhibit 99.1

AÉROPOSTALE REPORTS RESULTS FOR FIRST QUARTER OF FISCAL 2015

New York, New York, May 21, 2015 -- Aéropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of casual apparel for young women and men, today reported results for the first quarter of fiscal 2015, and provided guidance for the second quarter of fiscal 2015.

First Quarter Performance
For the first quarter of fiscal 2015, net sales decreased 20% to $318.6 million, from $395.9 million in the year ago period. Comparable sales, including the e-commerce channel, for the first quarter decreased 11%, compared to a decrease of 13% for the corresponding 13-week period ended May 3, 2014.

The Company reported a net loss for the first quarter of fiscal 2015 of $45.3 million, or $0.57 per diluted share, which included:

•	an after-tax charge of $2.3 million, or $0.03 per diluted share, resulting from store closing costs, partially offset by

•	an after-tax benefit of $1.1 million, or $0.02 per diluted share, resulting from a retirement plan settlement adjustment.

Excluding the aforementioned charges, the Company reported an adjusted net loss of $44.0 million, or $0.56 per diluted share in the first quarter of fiscal 2015 (see Exhibit C).

The Company reported an operating loss for the first quarter of fiscal 2015 of $40.5 million or, excluding the aforementioned charges, an adjusted operating loss of $39.3 million (see Exhibit C).

Julian R. Geiger, Chief Executive Officer, commented, “As we anticipated, the first quarter of 2015 represented a period of transition for us. We worked our way through a number of issues, including a merchandise assortment that was not consistent with our future direction, unseasonably cool weather, and the West Coast port slowdown. However, the performance of our women’s division exceeded our expectations, and we were encouraged by the demand we were able to create through certain key items and promotions.”

The Company ended the quarter with cash and cash equivalents of $76.0 million and long-term debt of $141.1 million. As of May 2, 2015, the Company had no borrowings outstanding and availability of $137.8 million under its revolving credit facility.

The Company opened one Aéropostale store during the quarter and closed 12 Aéropostale stores. For the first quarter, the Company invested $2.6 million in planned capital expenditures.

Second Quarter Guidance
For the second quarter of fiscal 2015, the Company expects operating losses in the range of $37.0 to $43.0 million, which translates to a net loss in the range of $0.52 to $0.60 per diluted share. The effective tax rate for the second quarter is projected to be approximately negative 2%. This outlook does not include the impact of any store impairments, accelerated store closure costs, or real estate consulting fees.

Mr. Geiger continued, “As I have said previously, the Back to School period represents the time when all of the disciplines and strategies we have instituted over the last nine months should come to fruition. To prepare for this key selling season, we are focused on optimizing the quantity and composition of our merchandise to ensure a successful Back to School launch. We are enthusiastic about seeing the results that this key period will bring.”

Use of Non-GAAP Measures
The Company believes that the disclosure of adjusted net loss and adjusted operating loss, which are non-GAAP financial measures, provides investors with useful information to help them better understand the Company’s results (see Exhibit C).

Conference Call Information
The Company will be holding a conference call today at 4:15 P.M ET to review its first quarter results. The broadcast will be available through the ‘Investor Relations’ link at www.aeropostale.com or by dialing 877-407-9039 approximately 10 minutes prior to the scheduled time with the passcode “Aeropostale.” A replay will be available approximately one hour after the recording through Thursday, May 28, 2015 and can be accessed by dialing 877-870-5176, using the required passcode 13609938. An archive will also be available at the Aeropostale website for 12 months.

About Aéropostale, Inc.
Aéropostale, Inc. is a specialty retailer of casual apparel and accessories, principally targeting 14 to 17 year-old young women and men through its Aéropostale stores and website and 4 to 12 year-olds through its P.S. from Aéropostale stores and website. The Company provides customers with a focused selection of high quality fashion and fashion basic merchandise at compelling values in an exciting and customer friendly store environment. Aéropostale maintains control over its proprietary brands by designing, sourcing, marketing and selling all of its own merchandise, other than in licensed stores. Aéropostale products can be purchased in Aéropostale stores and online at www.aeropostale.com. P.S. from Aéropostale products can be purchased in P.S. from Aéropostale stores, in certain Aéropostale stores and online at www.ps4u.com and www.aeropostale.com. The Company currently operates 761 Aéropostale® stores in 50 states and Puerto Rico, 61 Aéropostale stores in Canada and 26 P.S. from Aéropostale® stores in 12 states and Puerto Rico. In addition, pursuant to various licensing agreements, the Company’s licensees currently operate 265 Aéropostale® and P.S. from Aéropostale® locations in the Middle East, Asia, Europe, and Latin America. Since November 2012, Aéropostale, Inc. has operated GoJane.com, an online women's fashion footwear and apparel retailer. GoJane products can be purchased online at www.gojane.com.

SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" MADE IN RELIANCE UPON THE SAFE HARBOR PROVISIONS OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS STRATEGIES; RISKS ASSOCIATED WITH THE COMPANY’S ABILITY TO IMPLEMENT AND REALIZE THE ANTICIPATED BENEFITS OF THE COMPANY’S STRATEGIC INITIATIVES AND COST REDUCTION PROGRAM, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

EXHIBIT A

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	May 2, 2015	January 31, 2015	May 3, 2014

ASSETS
Current Assets:
Cash and cash equivalents	$75,951	$151,750	$24,521
Merchandise inventory	138,346	130,474	173,167
Other current assets	60,970	67,063	102,031
Total current assets	275,267	349,287	299,719

Fixtures, equipment and improvements, net	122,037	130,109	194,896
Goodwill and intangible assets	22,539	22,728	28,392
Other assets	9,186	10,065	8,886

TOTAL ASSETS	$429,029	$512,189	$531,893

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$67,918	$88,289	$103,520
Accrued expenses	78,621	110,560	105,048
Short-term borrowings	—	—	8,500
Total current liabilities	146,539	198,849	217,068

Long-term debt	141,084	138,540	—

Other non-current liabilities	91,477	81,248	106,855

Stockholders’ equity	49,929	93,552	207,970

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$429,029	$512,189	$531,893

EXHIBIT B

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
SELECTED STORE DATA
(In thousands, except per share and store data)
(Unaudited)

	13 weeks ended
	May 2, 2015		May 3, 2014
		% of sales		% of sales
Net sales	$318,643	100.0%	$395,858	100.0%
Cost of sales (including certain buying, occupancy and warehousing expenses) (1)	259,520	81.4%	325,361	82.2%
Gross profit	59,123	18.6%	70,497	17.8%
Selling, general and administrative expenses (2)	99,521	31.3%	119,445	30.2%
Restructuring charges (3)	58	—%	34,489	8.7%
Loss from operations	(40,456)	(12.7)%	(83,437)	(21.1)%
Interest expense	3,387	1.1%	349	0.1%
Loss before income taxes	(43,843)	(13.8)%	(83,786)	(21.2)%
Income tax expense (benefit )	1,425	0.4%	(7,004)	(1.8)%
Net loss	$(45,268)	(14.2)%	$(76,782)	(19.4)%
Basic loss per share	$(0.57)		$(0.98)
Diluted loss per share	$(0.57)		$(0.98)
Weighted average basic shares	79,275		78,558
Weighted average diluted shares	79,275		78,558

STORE DATA:

Comparable sales change (including e-commerce channel)	(11)%		(13)%
Stores open at end of period	849		1,081
Total square footage at end of period	3,265,437		4,022,288
Average square footage during period	3,289,229		4,066,155

(1) Cost of sales for the first quarter of 2015 was unfavorably impacted by store closing costs of $2.3 million ($2.3 million after tax, or $0.03 per diluted share). Cost of sales for the first quarter of 2014 was unfavorably impacted by store asset impairment charges of $2.6 million ($2.5 million after tax, or $0.03 per diluted share) and lease exit costs of $0.2 million ($0.2 million after tax, or $0.01 per diluted share).

(2) Selling, general and administrative expenses for the first quarter of 2015 were favorably impacted by a retirement plan settlement adjustment of $1.1 million ($1.1 million after tax, or $0.02 per diluted share).

(3) Restructuring charges for the first quarter of 2014 included store asset impairment charges of $30.5 million ($29.1 million after tax, or $0.37 per diluted share) and other restructuring charges of $4.0 million ($3.8 million after tax, or $0.05 per diluted share).

EXHIBIT C

AÉROPOSTALE, INC.
RECONCILIATION OF OPERATING LOSS, NET LOSS AND DILUTED LOSS PER SHARE
(In thousands, except per share)
(Unaudited)

The following table presents a reconciliation of operating loss, net loss and diluted loss per share on a GAAP basis to the non-GAAP adjusted basis discussed in this release.

	13 weeks ended
	May 2, 2015	May 3, 2014
	Operating Loss

As reported	$(40,456)	$(83,437)
Store closing costs	2,268	4,277
Retirement plan settlement adjustment	(1,064)	—
P.S. from Aéropostale store asset impairment charges	—	33,124

As adjusted	$(39,252)	$(46,036)

	13 weeks ended
	May 2, 2015		May 3, 2014
	Net Loss	Diluted EPS	Net Loss	Diluted EPS

As reported	$(45,268)	$(0.57)	$(76,782)	$(0.98)
Store closing costs	2,343	0.03	4,076	0.06
Retirement plan settlement adjustment	(1,099)	(0.02)	—	—
P.S. from Aéropostale store asset impairment charges	—	—	31,562	0.40

As adjusted	$(44,024)	$(0.56)	$(41,144)	$(0.52)